UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 16, 2008 (Date of earliest event reported) Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina 56-1928817

(State or other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 16, 2008, Charles & Colvard, Ltd. (the "Company") commenced an action against Jewelnet Corporation d/b/a K&G Creations ("Jewelnet I") and Jewelnet Acquisition Corporation d/b/a K&G Creations ("Jewelnet II") (Jewelnet I and Jewelnet II, collectively, the "Defendants") in the United States District Court, Eastern District of North Carolina, Western Division, Case No. 5:08-cv-00274 (the "Complaint"). This action involves the Company's attempt to collect amounts the Defendants owe the Company for moissanite jewel purchases pursuant to a Manufacturing Agreement between the Defendants and the Company that was terminated as of December 31, 2007.

The Company seeks to recover approximately $2.8 million, with interest accruing at the contract rate of 12% from July 4, 2008, from the Defendants for moissanite jewels delivered and sold to the Defendants. The Company's unreserved exposure for financial reporting purposes as of March 31, 2008 is approximately 25% of the amount claimed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By: /s/ James R. Braun

James R. Braun

Vice President of Finance

& Chief Financial Officer

Date: June 17, 2008